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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of MannKind Corporation on Form S-1 of our report dated April 29, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Los Angeles, California
April 29, 2004